Exhibit 10.8

                                                                         Summary
                                                                         -------



Summary of Loan Agreement by and between Shenzhen BAK Battery Co., Ltd. and Longgang Branch, Agricultural Bank of China dated June 2, 2005

Main contents
>>   Contract number: Shenzhen Longgang Nong Jie Zi NO.81101200500000680.
>>   Loan Principal: RMB 15 million;
>>   Loan term: June 2nd, 2005---December 2nd, 2005
>>   Interest rate: fixed rate of 5.22%;
     |X| Penalty interest rate for delayed repayment: 5.22% plus 50% *5.22%; |X| Penalty interest rate for embezzlement of loan proceeds: 5.22% * 2;
>> Repayment: interest is payable monthly (20th) and principal is due six months from the date of the agreement;
>> Purpose of the loan is to provide working capital for the Company to buy raw material;
>>   Advanced repayment of loan needs to be approved by the Lender;
>> Breach of contract penalties: suspension of loan unprovided, demand prepayment of loan principal and interest before maturity; imposition of punitive interest; compensation for the Lender's expenses incurred due to the Company's breach of contract such as lawyer's fee, travel cost in case of litigation, etc.

Terms that have been omitted: types of the loan; clearing of the loan interest; condition precedent to the drawing of the loan; rights and obligations of the borrower; rights and obligations of the lender; prepayment of the loan;
guarantee of the loan; dispute settlement; miscellaneous; effectiveness; validity; and attention.